Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile

May 5, 2017

Fidelity Southern Corporation

3490 Piedmont Road, Suite 1550

Atlanta GA 30305

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fidelity Southern Corporation, a Georgia corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), related to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of: (i) shares of common stock, no par value (“Common Stock”), (ii) shares of preferred stock, no par value, in one or more series (“Preferred Stock”), (iii) debt securities, in one or more series, which may be senior or subordinated (collectively, “Debt Securities”), (iv) warrants to purchase Common Stock or Preferred Stock (“Warrants”), and (v) any combination of the foregoing securities. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to as the “Securities.” The aggregate initial offering prices of the Securities to be offered and sold by the Company pursuant to the Registration Statement will not exceed $100,000,000.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus.

This opinion is furnished to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the forms attached as Exhibits 4.4 and 4.5 to the Registration Statement, as such indentures may be supplemented from time to time (collectively, the “Indenture”). The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”).

We have examined the Registration Statement and the Indenture. We have also examined originals or duplicates or conformed copies of such documents, corporate records, agreements, and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon oral or written statements and representations and warranties of the Company contained in such documents, records, agreements, certificates, instruments or representations furnished or made available to us by the Company and certificates or comparable documents of public officials.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to independently verify such matters.

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Fidelity Southern Corporation

May 5, 2017

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (iv) the Warrant Agent is in compliance, generally and with respect to acting as a trustee under the Warrant Agreement, with all applicable laws and regulations; and (v) the Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Warrant Agreement.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                   The Company has the authority pursuant to its Amended and Restated Articles of Incorporation, as amended (“Articles”), to issue up to an aggregate of 50,000,000 shares of Common Stock. When (i) the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 50,000,000 shares), (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                   The Company has the authority pursuant to its Articles to issue up to an aggregate of 10,000,000 shares of Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, (ii) when the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 10,000,000 shares), (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolutions, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

Fidelity Southern Corporation

May 5, 2017

3.                   When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                   When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (ii) the Warrants have been established in accordance with the Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Warrants executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally (including, without limitation, the effect of statutory or other laws regarding preferential transferees), (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of materiality, good faith, fair dealing and reasonableness, (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy, (v) Section 14-2-640 of the Georgia Business Corporation Code and (vi) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We also express no opinion concerning the enforceability of (a) the choice of New York law in each of the documents establishing the Debt Securities under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.

Fidelity Southern Corporation

May 5, 2017

We express no opinion as to (i) the effectiveness (A) of any waiver (whether or not stated as such) under Section 4.4 of the Indenture, or otherwise, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) of any waiver (whether or not stated as such) contained in the Indenture of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) of any provisions of the Indenture or Warrant Agreement that may be construed as penalties or forfeitures; or (D) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture or Warrant Agreement to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (ii) the validity, binding effect or enforceability of any provision of the Indenture or Warrant Agreement related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or State of Georgia or a federal district court sitting in the State of New York or State of Georgia, in each case, applying the choice of law principles of the State of New York or the State of Georgia, respectively.

The foregoing opinions are limited to the laws of the State of New York, the laws of the State of Georgia and the federal laws of the United States of America and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New York or Georgia), municipal law or the laws of any local agencies within any state (including, without limitation, New York or Georgia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP